UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2012

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA		22033
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b), (c)	Effective August 10, 2012, Ms. Judith L. Bjornaas, the Company’s Deputy Chief Financial Officer, assumed the duties and responsibilities, and is performing the function, of the Company’s principal accounting officer function, and effective that same date, Mr. John J. Fitzgerald is no longer performing such function.

Ms. Bjornaas joined ManTech in December 2010 as the Company’s Senior Vice President of Financial Planning and Analysis and Deputy Chief Financial Officer. Prior to joining ManTech, she had served as the chief financial officer of NCI, Inc. (NASDAQ: NCIT), an approximately $500 million organization that provides information technology and professional services and solutions to federal government agencies, since that company’s initial public offering in 2005. During her time at NCI, Ms. Bjornaas was responsible for all of the accounting and financial operations of the company, including pricing, cash management, budgeting and forecasting. Ms. Bjornaas is 49 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: August 10, 2012	By:	/s/ Michael R. Putnam
Michael R. Putnam
Senior Vice President – Corporate & Regulatory Affairs